            PRO-FAC COOPERATIVE, INC. AND CURTICE-BURNS FOODS, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in millions)

                                             FISCAL YEAR ENDED                            FOR THE THREE MONTHS ENDED
                      -------------------------------------------------------------------------------------------------
                                                                     JUNE 25, 1994                    SEPT. 24, 1994
                      JUNE 29,   JUNE 28,   JUNE 26,   JUNE 26,   --------------------  SEPT. 23,  --------------------
                        1990       1991       1992       1993      ACTUAL   PRO FORMA     1993      ACTUAL   PRO FORMA
                      ---------  ---------  ---------  ---------  --------  ----------  ---------  --------  ----------

Excess/(deficiency)
  of revenues before
  taxes, dividends
  and allocation of
  net proceeds....... $   14.8   $    8.3   $   12.8   ($  17.5)  $  23.7               $    3.9   $   3.7
Income (loss) before
  taxes and
  cumulative effect
  of an accounting
  change.............                                                       $   12.9                         $    1.8
Equity in
  undistributed
  earnings of
  Springfield Bank
  for Cooperatives...     (0.8)      (0.7)      (1.1)      (1.5)     (1.5)      (1.5)
                      -------------------------------------------------------------------------------------------------
Adjusted earnings
  (loss).............     14.0        7.6       11.7      (19.0)     22.2       11.4         3.9       3.7        1.8
                      -------------------------------------------------------------------------------------------------
Fixed charges:
  Interest expense
  and
  amortization
  of debt issue
  costs.........          19.6       20.3       17.2       13.8      11.6       37.2         3.2       2.9        9.9
     Rentals (A).....                                                            0.8                              0.2
                      -------------------------------------------------------------------------------------------------
          Total fixed
           charges...     19.6       20.3       17.2       13.8      11.6       38.0         3.2       2.9       10.1
                      -------------------------------------------------------------------------------------------------
Adjusted earnings
  (loss) and fixed
  charges............ $   33.6   $   28.6   $   30.0   ($   3.7 ) $  35.3   $   38.0    $    7.1   $   6.6   $   10.1
                      -------------------------------------------------------------------------------------------------
                      -------------------------------------------------------------------------------------------------
Ratio of earnings to
  fixed charges......     1.71       1.41       1.74         (B)     3.04       1.00        2.22       2.2       1.00
                                                                                                       8
                      -------------------------------------------------------------------------------------------------
                      -------------------------------------------------------------------------------------------------

- ------------

 (A) Rentals deemed representative of the interest factor included in rent expense.

 (B) As a result of the restructuring charge incurred by Curtice-Burns Foods, Inc. during fiscal 1993, earnings did not cover fixed charges by $19.9 million. The Integrated Agreement with Curtice-Burns included a 50% profit/loss sharing provision whereby Pro-Fac shared in Curtice-Burns' earnings and losses. Excluding such charges the ratio would have been 1.84.

                           CURTICE-BURNS FOODS, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in millions)

                                                                                  FOR THE THREE
                                                                                   MONTHS ENDED
                                    FISCAL YEAR ENDED                          -------------------

             -------------------------------------------------------------------------------------------------
                                                            JUNE 25, 1994
             JUNE 29,   JUNE 28,   JUNE 26,   JUNE 26,   --------------------  SEPT. 23,     SEPT. 24, 1994
               1990       1991       1992       1993      ACTUAL   PRO FORMA     1993      ACTUAL   PRO FORMA
             ---------  ---------  ---------  ---------  --------  ----------  ---------  --------  ----------

Income
  (loss)
  before
  taxes and
  cumulative
  effect of
  an
  accounting
  change.... $   12.5   $    6.9   $   10.9   ($  19.9 ) $  18.8   $    6.8    $    3.1   $   1.7   $    1.0
Equity in
undistributed
  earnings
  of
  Springfield
  Bank for
  Cooperatives...                                                  ($   1.5  )
             -------------------------------------------------------------------------------------------------
Adjusted
  earnings
  (loss).... $   12.5   $    6.9   $   10.9   ($  19.9 ) $  18.8   $    5.3    $    3.1   $   1.7   $    1.0
             -------------------------------------------------------------------------------------------------
Fixed
  charges:
    Interest
    expense
    and
    amortization
    of
    debt
    issue
    costs...     25.9       26.1       22.8       19.6      18.2       37.2         4.8       5.1        9.9
Rentals
  (A).......      1.0        0.8        1.0        0.9       0.8        0.8         0.2       0.2        0.2
             -------------------------------------------------------------------------------------------------
Total fixed
  charges...     26.9       26.9       23.8       20.5      19.0       38.0         5.0       5.3       10.1
             -------------------------------------------------------------------------------------------------
Adjusted
  earnings
  (loss) and
  fixed
  charges... $   39.4   $   33.8   $   34.7   $    0.6   $  37.8   $   43.3    $    8.1   $   7.0   $   11.1
             -------------------------------------------------------------------------------------------------
             -------------------------------------------------------------------------------------------------
Ratio of
  earnings
  to fixed
  charges...     1.47       1.26       1.46         (B)     1.98       1.14        1.62       1.3       1.10
                                                                                              2
             -------------------------------------------------------------------------------------------------
             -------------------------------------------------------------------------------------------------

- ------------

 (A) Rentals deemed representative of the interest factor included in rent expense.

 (B) As a result of the restructuring charge incurred during fiscal 1993, earnings did not cover fixed charges by $19.9 million. Excluding such charge, the ratio is 1.52 for the year ended June 26, 1993.